UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2020

PENN NATIONAL GAMING, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-24206	23-2234473
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code 610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PENN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Common Stock Offering

On May 11, 2020, Penn National Gaming, Inc. (the “Company”) entered into an Underwriting Agreement with Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters listed therein (the “Equity Underwriting Agreement”), pursuant to which the Company agreed to sell, and the underwriters listed therein agreed to purchase, subject to the terms and conditions set forth therein, 16,666,667 shares of the Company’s common stock and, at the option of the underwriters listed therein, an additional 2,500,000 shares of the Company’s common stock.

The Equity Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Equity Underwriting Agreement set forth above is qualified in its entirety by reference to the full text of the Equity Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Convertible Notes Offering

On May 11, 2020, the Company entered into an Underwriting Agreement with Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters listed therein (the “Convertible Notes Underwriting Agreement”), pursuant to which the Company agreed to sell, and the underwriters listed therein agreed to purchase, subject to the terms and conditions set forth therein, $300 million aggregate principal amount of 2.75% Convertible Senior Notes due 2026 and, at the option of the underwriters therein, up to an additional $45 million aggregate principal amount of such 2.75% Convertible Senior Notes due 2026.

The Convertible Notes Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The description of the Convertible Notes Underwriting Agreement set forth above is qualified in its entirety by reference to the full text of the Convertible Notes Underwriting Agreement, a copy of which is filed as Exhibit 1.2 to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth in Item 8.01 of this Current Report on Form 8-K relating to the Convertible Notes Offering is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and Item 8.01 of this Current Report on Form 8-K relating to the Convertible Notes Offering is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 14, 2020, the Company issued a press release announcing the closing of the offerings described in Item 8.01 of this Current Report on Form 8-K and the publication of an investor presentation. Copies of the press release and investor presentation are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.	Other Events.

Common Stock Offering

On May 14, 2020, the Company completed the public offering of 16,666,667 shares of common stock, par value $0.01 per share, of the Company, at a public offering price of $18.00 per share (the “Common Stock Offering”). The Company completed the Common Stock Offering pursuant to the Equity Underwriting Agreement filed as Exhibit 1.1 to this Current Report on Form 8-K. The Company expects to use the net proceeds from the Common Stock Offering for general corporate purposes.

The Common Stock Offering was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-238149) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) on May 11, 2020. The material terms of the Common Stock Offering are described in the prospectus supplement, dated May 11, 2020, filed by the Company with the Commission on May 13, 2020, pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the shares of common stock and supplements the preliminary prospectus supplement relating to the Common Stock Offering, dated May 11, 2020, that constitutes a part of the Registration Statement.

Convertible Notes Offering

On May 14, 2020, the Company completed the public offering of $300 million aggregate principal amount of 2.75% Convertible Senior Notes due 2026 (the “Convertible Notes”) (the “Convertible Notes Offering”). The Company completed the Convertible Notes Offering pursuant to the Convertible Notes Underwriting Agreement filed as Exhibit 1.2 to this Current Report on Form 8-K. The Company expects to use the net proceeds from the Convertible Notes Offering for general corporate purposes.

The Convertible Notes will bear interest at an annual rate of 2.75%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2020. The Convertible Notes will mature on May 15, 2026, unless earlier repurchased, redeemed or converted.

Prior to the close of business on the business day immediately preceding February 15, 2026 (the “free convertibility date”), noteholders may convert their Convertible Notes at their option only in the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on September 30, 2020, if the last reported sale price per share of the Company’s common stock for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter, exceeds 130% of the conversion price then in effect on each applicable trading day, as determined by the Company in good faith; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) if the trading price per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of the Company’s common stock on such trading day and the conversion rate on such trading day, subject to compliance with certain procedures and conditions described in the prospectus supplement relating to the Convertible Notes Offering; (3) following the occurrence of certain specified corporate events or distributions on the Company’s common stock, as described in the prospectus supplement relating to the Convertible Notes Offering; and (4) if the Company calls such Convertible Notes for redemption (but solely, subject to certain exceptions, with respect to such Convertible Notes called for redemption). At any time from, and including, the free convertibility date until the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their Convertible Notes at their option regardless of the foregoing conditions. The Company will settle conversions by paying or delivering, as applicable, at its election, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, based on the applicable conversion rate(s). If the Company elects to deliver cash or a combination of cash and shares of the Company’s common stock, then the consideration due upon conversion will be determined over an observation period consisting of 40 “VWAP Trading Days” (as defined in the Indenture).

The initial conversion rate is 42.7350 shares per $1,000 principal amount of Convertible Notes, which represents an initial conversion price of approximately $23.40 per share, and is subject to adjustment as described in the prospectus supplement relating to the Convertible Notes Offering. If a “Make-Whole Fundamental Change” (as defined in the Indenture) occurs, then the Company will in certain circumstances increase the conversion rate for a specified period of time.

The Convertible Notes will be redeemable, in whole or in part, at the Company’s option at any time, and from time to time, on or after November 20, 2023 and on or before the 45th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Convertible Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price on (1) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends the related redemption notice; and (2) the trading day immediately before the date the Company sends such notice. In addition, calling any note for redemption will constitute a make-whole fundamental change with respect to that note, in which case the conversion rate applicable to the conversion of that note will be increased in certain circumstances if it is converted after it is called for redemption.

If a “Fundamental Change” (as defined in the Indenture) occurs, then noteholders will have the right to require the Company to repurchase their Convertible Notes at a cash repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest thereon, to, but excluding, the fundamental change repurchase date.

The Convertible Notes were issued under an indenture, dated as of May 14, 2020 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee, as supplemented by that certain First Supplemental Indenture, dated May 14, 2020 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Base Indenture is filed herewith as Exhibit 4.1 to this Current Report on Form 8-K, and the terms and conditions thereof are incorporated by reference herein. The Supplemental Indenture is filed herewith as Exhibit 4.2 to this Current Report on Form 8-K, and the terms and conditions thereof are incorporated by reference herein. The Supplemental Indenture is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

The form of the Convertible Notes (the “Global Note”) issued pursuant to the Indenture is filed herewith as Exhibit 4.3, and the terms and conditions thereof are incorporated by reference herein. The Global Note is also filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

The Convertible Notes Offering was registered under the Securities Act, pursuant to the Registration Statement, filed with the Commission on May 11, 2020. The material terms of the Convertible Notes are described in the prospectus supplement, dated May 11, 2020, filed by the Company with the Commission on May 13, 2020, pursuant to Rule 424(b)(5) of the Securities Act, which relates to the offer and sale of the Convertible Notes and supplements the preliminary prospectus supplement relating to the Convertible Notes Offering, dated May 11, 2020, that constitutes a part of the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated as of May 11, 2020, by and among the Company, Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several Underwriters named on Schedule I thereto (relating to the Common Stock Offering).*
1.2	Underwriting Agreement, dated as of May 11, 2020, by and among the Company, Goldman Sachs & Co. LLC and BofA Securities, Inc., as representatives of the several Underwriters named on Schedule I thereto (relating to the Convertible Notes Offering).*
4.1	Indenture, dated May 14, 2020, between the Company and Wells Fargo Bank, National Association, as trustee.
4.2	First Supplemental Indenture, dated May 14, 2020, between the Company and Wells Fargo Bank, National Association, as trustee.
4.3	Form of Note representing the 2.75% Convertible Senior Notes due 2026 (included in Exhibit 4.2).
5.1	Opinion of Wachtell, Lipton, Rosen & Katz.
5.2	Opinion of Ballard Spahr LLP with respect to the Common Stock Offering.
5.3	Opinion of Ballard Spahr LLP with respect to the Convertible Notes Offering.
23.1	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1 hereto).
23.2	Consent of Ballard Spahr LLP (contained in Exhibit 5.2 hereto).
23.3	Consent of Ballard Spahr LLP (contained in Exhibit 5.3 hereto).
99.1	Press Release of Penn National Gaming, Inc. dated May 14, 2020. (furnished under Item 7.01).
99.2	Investor Presentation of Penn National Gaming, Inc. dated May 14, 2020. (furnished under Item 7.01).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Penn National agrees to furnish supplementally a copy of any omitted attachment to the SEC on a confidential basis upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2020

PENN NATIONAL GAMING, INC.

By:	/s/ Carl Sottosanti
Carl Sottosanti
Executive Vice President, General Counsel and Secretary